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                                                                    EXHIBIT 99.8

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement ("Agreement") is effective as of __________, 1998 (the "Effective Date") by and between You Bet International, Inc., a Delaware corporation ("Company"), and Russell Fine ("Executive").

                                    RECITALS

        A. Company desires to retain the services of Executive on the terms and conditions set forth below.

        B. Executive desires to be in the employ of Company to perform services for Company and is willing to do so upon the terms and conditions herein contained. The employment of Executive by Company pursuant to this Agreement is hereinafter sometimes referred to as "the Employment".

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

        (1) a monthly automobile allowance in the amount of $750;

        (2) reimbursement of all business-related operating expenses of Executive's automobile, including without limitation registration, gas, oil and repairs;

        (3) reimbursement of the expenses of an automobile liability insurance policy on Executive's automobile, with coverage including Executive in the minimum amount of a $1,000,000 combined single limit;

        (4) the receipt of benefits and perquisites under any and all formal or informal employee benefit plans, understandings, arrangements or programs including, but not limited to, cash bonus and incentive plans, pension and profit sharing plans, stock or warrant plans, group insurance, hospitalization, medical, dental, health and accident and disability plans, supplemental health care plans and plans providing for life insurance coverage (inclusive of

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insurance related to accidental death or dismemberment);

        (5) reimbursement of Executive's cellular phone and long distance phone expenses for calls related to the business of Company;

        (6) an annual vacation of twenty (20) days, which need not be taken in consecutive periods. If Executive does not take all such vacation time in any given calendar year, such unused time shall carry over to the next year during the Employment; and

        (7) all paid holidays provided by Company to its other senior executive employees.

At no time during the term of this Agreement shall Executive receive benefits of employment less than those received by any employee of Company, including the Chairman of the Board of Company (other than the benefits of employment received by the Chief Executive Officer of Company, not including the benefits received by Robert Fell while he is the Chief Executive Officer of Company). Executive acknowledges that Robert Fell will only devote approximately 70% of his time to Company. Such time commitment shall not be a benefit for purposes of this
Section 5. If at any time Executive receives such lesser benefits of employment, Executive's benefits shall automatically increase to the rate of such higher benefits and/or include such additional benefits.

        (a) Death. This Agreement shall terminate upon Executive's death.

        (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been unable to perform the duties, functions and responsibilities required hereunder for ninety (90) consecutive days or shorter periods aggregating to one hundred twenty (120) days in any twelve (12) months, Company may terminate Executive's employment hereunder. During any period that Executive fails to perform his duties hereunder as a result of incapacity or due to physical or mental illness, he shall continue to receive full compensation and other benefits called for hereunder until such time as there is a date of termination pursuant to this
Section 8.1(b).

        (c) Cause. This Agreement shall be subject to termination by the Board for cause, which for purposes of this Agreement shall mean a termination on the grounds of (i) Executive's breach of any material term of this Agreement, which Executive

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shall have failed to cure within thirty (30) days after receiving written notice thereof from the Board, (ii) the reasonable belief by the Board, after conducting an appropriate investigation, of the commission by Executive of any act of fraud, theft or criminal dishonesty against Company, or (iii) the conviction of Executive of any felony. For purposes of this Agreement, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting called and held for this purpose after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard by the Board, finding that, in the good faith opinion of the Board, Executive is guilty of misconduct of the type described in this Section 8.1(c), and specifying the particulars thereof in detail.

               (d) Notice by Executive. This Agreement may be terminated by Executive upon thirty (30) days written notice.

               (e) Notice by Company. This Agreement may be terminated at any time by Company upon thirty (30) days written notice; provided, however, that, during a period of physical or mental illness as described in Section 8.1(b) hereof, Company shall not utilize this Section 8.1(e) to terminate Executive.

               (f) Constructive Termination. This Agreement may be terminated by Executive immediately upon written notice to Company if Executive has been "constructively terminated" by Company. For the purposes of this Agreement, "constructively terminated" shall mean any action by Company which results in a material diminution in Executive's then position (including status, titles and reporting requirements), authority, duties or responsibilities, but excluding, for this purpose, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Company promptly after receipt of notice from Executive.


               (a) In the event of a termination of this Agreement under Section 8.1(a), the spouse, heirs or estate of Executive shall continue to receive the compensation and benefits specified in Sections 4 and 5 herein, to the extent applicable, for a period of twelve (12) months, notwithstanding such termination.

               (b) In the event of a termination of this Agreement under Section 8.1(b), Executive, or his duly appointed personal representatives, shall continue to receive the compensation and benefits specified in Sections 4 and 5 herein, to the extent applicable, for a period of twelve (12) months, notwithstanding such termination, reduced by any

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disability insurance payments received by Executive from insurance purchased on
Executive's behalf by Company.

               (c) In the event of a termination of this Agreement under Section 8.1(c), Company's obligation to provide the compensation and benefits specified in Sections 4 and 5 herein shall terminate as of the effective date of such termination.

               (d) In the event of a termination of this Agreement under Section 8.1(d):

                        (i) within the first eighteen (18) months of the term of this Agreement, Company's obligation to provide the compensation and benefits specified in Sections 4 and 5 shall end on the effective date of such termination; or

                        (ii) after the first eighteen (18) months of the term of this Agreement, Company's obligation to provide the compensation and benefits specified in Sections 4 and 5 shall continue for the lesser of (x) two (2) years from the effective date of such termination, or (y) the balance of the then remaining term of this Agreement, but in no event for less than one (1) year.

               (e) In the event of a termination of this Agreement under Section 8.1(e) or (f), Company's obligation to provide the compensation and benefits specified in Sections 4 and 5 for the then remaining term of this Agreement shall be paid to Executive in semi-monthly installments commencing within fifteen (15) days following the effective date of such termination; provided, however, that in no event shall such compensation and benefits be for less than one (1) year.


Confidentiality. Executive shall not during the Term or at any time thereafter
(i) disclose to any person not employed by Company or person, firm or corporation engaged to render services to Company except during the Term for the benefit of Company, or (ii) use for the benefit of himself, or others, any confidential information of Company obtained by Executive prior to the Effective Date, during the Term or any time thereafter, including, without limitation, "know-how" trade secrets, details of supplier's, manufacturer's, distributor's contracts, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of Company; provided, however, that this provision shall not preclude Executive from (x) upon advice of counsel and after reasonable notice to Company, making any disclosure

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required by any applicable law or (y) using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this Section 9 by or on behalf of Executive).


         Executed by the parties as of the Effective Date.

"Company"
                                            "Executive"
YOU BET INTERNATIONAL, INC.,
a Delaware corporation


By _____________________________________
                                              __________________________________
                                              Russell Fine
________________________________________
[Print Name and Title]